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                                                                    EXHIBIT 11.1

                             QUADRAMED CORPORATION

           STATEMENTS OF COMPUTATION OF COMMON SHARES AND EQUIVALENTS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

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
                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                            ------------------
                                                                             1996       1995
                                                                            ------     -------
Primary
Net income (loss).........................................................  $  153     $(9,434)
                                                                            ======     =======
Weighted average common shares outstanding................................   1,920         625
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding............................     626         835
Common stock option grants................................................     311          --
Adjustments to reflect requirements of the Securities and Exchange
  Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances..................................................      38          50
  Preferred stock issuances...............................................   1,470       1,960
  Preferred stock and common stock warrants...............................     724         965
                                                                            ------     -------
Total weighted average common shares and equivalents......................   5,089       4,435
                                                                            ======     =======
Net income (loss) per share...............................................  $ 0.03     $ (2.13)
                                                                            ======     =======
Fully Diluted
Net income (loss).........................................................  $  153     $(9,434)
                                                                            ======     =======
Weighted average common shares outstanding................................   1,920         625
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding............................     626         835
Common stock option grants................................................     311          --
Adjustments to reflect requirements of the Securities and Exchange
  Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances..................................................      38          50
  Preferred stock issuances...............................................   1,470       1,960
  Common stock warrants...................................................     724         965
                                                                            ------     -------
Total weighted average common shares and equivalents......................   5,089       4,435
                                                                            ======     =======
Net income (loss) per share...............................................  $ 0.03     $ (2.13)
                                                                            ======     =======
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